Salomon Brothers Opportunity Fund, Inc.


Sub-Item 77C (Supplement dated December 1, 2005 to the Prospectuses And Statements of Additional Information)

Registrant incorporates by reference by Registrant's
497 Supplement dated December 1, 2005 filed on
December 1, 2005.
SEC Accession No. 0001193125-05-234698)